UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2011

Neurologix, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-13347	06-1582875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey 07024
 (Address of Principal Executive Offices)

(201) 592-6451
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 13, 2011, the holders of a majority of the voting power of the capital stock of Neurologix, Inc. (the “Company”) as of September 13, 2011 (the “Record Date”) approved by written consents (collectively, the “Written Consent”) an amendment to the Company’s Restated Certificate of Incorporation (the “Charter Amendment”) to increase the authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) from 100,000,000 shares to 750,000,000 shares.

The stockholder consents obtained pursuant to the Written Consent were solicited by the Company pursuant to a definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 27, 2011 and distributed to the Company’s stockholders on or about September 28, 2011.  The results of such solicitation are as follows:

Consent	Do Not Consent
42,125,018	68,405

Such results were calculated on an as converted to Common Stock basis in accordance with the voting rights of the Company’s stockholders.  On the Record Date there were outstanding 56,230,624 shares of Common Stock on an as converted basis.

The Charter Amendment became effective upon its filing with the Secretary of State of the State of Delaware on October 14, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1           Certificate of Amendment of Restated Certificate of Incorporation of Neurologix, Inc., filed with the Secretary  of State of the State of Delaware on October 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neurologix, Inc.

By:	/s/ Marc L. Panoff
Name:	Marc L. Panoff
Title:	Chief Financial Officer, Treasurer and Secretary

Date: October 18, 2011